FIRST AMENDMENT OF SLABS PARTICIPATION AGREEMENT

This First Amendment of SLABS Participation Agreement (the "First Amendment") is made and entered into as of the 1st day of October, 2021, by and between National Education Loan Network, Inc., a Nebraska corporation, and its affiliates and subsidiaries (collectively, "Nelnet"), and Union Bank and Trust Company, a Nebraska state banking corporation, not in its individual capacity, but solely in its capacity as trustee of various grantor trusts known as the Short Term Federal Investment Trusts or other grantor trusts ("UBATCO").

WHEREAS, Nelnet and UBATCO entered into that certain SLABS Participation Agreement dated as of May 5, 2020 (the "Agreement"); and

WHEREAS, the parties wish to amend the Agreement in the manner specified herein.

NOW, THEREFORE, IN CONSIDERATION OF the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions. Capitalized terms in this First Amendment shall have the meanings given to them in the Agreement, except as otherwise specified herein.

2. Amendments. The Agreement is hereby amended in the following manner:

    a. The word "$100,000,000.00" in the first sentence of Section 1.01 is hereby deleted and the following is hereby inserted in its place: "$400,000,000.00".

    b. The following phrase shall be inserted at the conclusion of the first sentence of Section 1.03:

    "; *provided, however*, that the formula for Nelnet's Fee shall be modified in accordance with the following terms, effective as of November 1, 2021:

    A. The one-month London Inter-Bank Offered Rate (LIBOR) shall not be deemed to be less than 15 basis points (0.15%) at any time; and

    B. With respect to SLABS participated pursuant to this Agreement to any trust the beneficiary excluding Union Bank and Trust Company in its individual capacity ("UBT"), the Nelnet Fee shall be a monthly amount equal to one-twelfth of the difference between (1) the annualized gross yield received on the average quarterly aggregate outstanding principal balance of the participated portion of such SLABS, minus (2) the product of (x) the outstanding principal investment in the SLABS, multiplied by (y) sum of the one-month LIBOR plus sixty-two and one-half basis points (0.625%) during the month in which the Nelnet Fee is calculated.

c. The following amendments are hereby made to Section 4.01 of the Agreement:

(i) The word "364" shall be deleted in the first sentence of Section 4.01, and the following shall be inserted in its place: "seven (7)";

(ii) The phrase "five (5)" shall be deleted in the second sentence of Section 4.01, and the following shall be inserted in its place: "three (3)";

(iii) The phrase "364-day" shall be deleted in the third sentence of Section 4.01, and the following shall be inserted in its place: "seven-day";

(iv) The phrase "Only with respect to SLABS participated to UBATCO on behalf of UBT or any other bank which is an affiliate of Nelnet," shall be inserted at the beginning of the fourth sentence of Section 4.01;

(v) The following shall be inserted at the conclusion of Section 4.01:

"With respect to SLABS participated to UBATCO on behalf of any beneficiary other than UBT or any other bank which is an affiliate of Nelnet, upon termination of the participation certificate, Nelnet shall have the obligation to purchase back from UBATCO the participation certificate in the SLABS comprising the terminated participation certificate for a repurchase price equal to the purchase price percentage (as determined from the original purchase of the participation interest in Section 1.01(A) hereof), multiplied by the aggregate of the full unpaid principal balances and accrued and unpaid interest thereon of the participated portion of all the SLABS covered in the terminated participation certificate; upon Nelnet's repurchase of the participated SLABS as provided herein, Nelnet may deal and trade in the same or sell the same as it deems proper. The standard terms of the ISDA Master Repurchase Agreement shall generally govern the terms of Nelnet's required repurchase of the participation interests from UBATCO, and Nelnet hereby pledges the participation interests in the SLABS as collateral to secure its repurchase obligation and grants a security to UBATCO in such SLABS."

(vi) The following shall be inserted as a new Section 5.07 of the Agreement:

"5.07 Replacement of LIBOR Index. The parties acknowledge that utilization of LIBOR as a standard or commonly

referenced index is anticipated to be discontinued or cease during the term of this Agreement and, upon such substantial discontinuation or cessation of utilization the parties agree to substitute in the place of LIBOR either (i) the cost of borrowing cash overnight collateralized by U.S. Treasury securities as measured by the one-month Secured Overnight Financing Rate ("SOFR") as published, recommended or selected by the Federal Reserve Board, the New York Federal Reserve Board, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Federal Reserve Board or, in each applicable case, any successor thereto, or (ii) such other index as may be mutually agreed upon by the parties to this Agreement. The SOFR will be substituted in the place of LIBOR globally in this Agreement upon such event."

3. Severability. If any term of this First Amendment is to any extent invalid, illegal, or incapable of being enforced, such term shall be excluded only to the extent of such invalidity, illegality, or unenforceability; all other terms hereof shall remain in full force and effect.

4. Effect of First Amendment. This First Amendment shall be effective as of the date first set forth above, and unless expressly amended in this First Amendment, all terms and provisions of the Agreement shall remain in full force and effect, without modification.

National Education Loan Network, Inc.

DocuSigned by:

By: ______________________
Name: Thomas G. McCurley
Title: Asst VP

Union Bank and Trust Company, solely in its capacity as Trustee

By: ______________________
Name:
Title: